FRANKLIN BANCORPORATION, INC.

EXHIBIT 11


COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE:


(DOLLARS IN THOUSANDS - EXCEPT PER SHARE DATA)




                                                            FOR THE THREE MONTH PERIOD       FOR THE NINE MONTH PERIOD
                                                                ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                                                1997             1996           1997               1996
                                                                ----             ----           ----               ----
Net earnings                                                $    1,541       $    1,221       $   4,345       $     3,237

Primary earnings (A)                                             1,541            1,221           4,345             3,237

Fully diluted earnings (B)                                       1,541            1,221           4,345             3,237

Weighted average shares outstanding                          6,538,702        6,343,411       6,504,845         6,329,166

Dilutive common stock equivalents for primary
 earnings per share                                            406,144          258,676         361,797           266,856
                                                             ----------       ----------      -----------      -----------


Weighted average shares and common equivalent shares
 outstanding for primary earnings per share (C)              6,944,846        6,602,087        6,866,642        6,596,022

Equivalent shares assuming full dilution                       435,210          277,419          432,217          276,587
                                                             -----------      ----------      -----------      -----------


Weighted average shares and common equivalent
shares  outstanding for fully diluted earnings
per share (D)                                                6,973,912        6,620,830        6,937,062        6,605,753

Earnings per share


Primary (A)/(C)                                             $     0.22       $     0.18       $     0.63       $     0.49

Fully diluted (B)/(D)                                       $     0.22       $     0.18       $     0.63       $     0.49



                                       49